AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20552

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                BANK UNITED CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                       3200 SOUTHWEST FREEWAY, SUITE 2600
                                 HOUSTON, TEXAS
                  (Address of Principal Executive Offices)
                                 13-3528556
                                (I.R.S. Employer
                               Identification No.)

                                    77027
                                   (Zip Code)

                                   BANK UNITED
                         401(K) RETIREMENT SAVINGS PLAN
                              (Full title of plan)

                            JONATHON K. HEFFRON, ESQ.
                EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                       3200 SOUTHWEST FREEWAY, SUITE 2600
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                               (713) 543-6500
        (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                           Proposed
      Title of Securities           Amount to be       Maximum Aggregate         Amount of
       to be Registered              Registered         Offering Price        Registration Fee
----------------------------------------------------------------------------------------------
Class A Common Stock,              125,000 shares       $5,003,906.25(3)        $1,391.09(3)
 $.01 par value (1)............         (2)
Plan Interests.................         (4)                  (4)                    (4)
==============================================================================================

(1) This Registration Statement covers the solicitation of offers to buy shares of Class A Common Stock, $.01 par value of Bank United Corp. (the "Class A Common Stock"), which may be directed to participants in the Bank United 401(k) Retirement Savings Plan (the "Plan").

(2) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares of Class A Common Stock issuable in connection with stock splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Class A Common Stock on the Nasdaq National Market on June 23, 1999 ($40.03125 per share).

(4) Pursuant to Rule 416(c), this Registration Statement covers an indeterminate amount of interests to be acquired pursuant to the Plan.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      1. The following documents, or portions of documents, previously filed by Bank United Corp. with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

      (a)   (i)   Annual Report on Form 10-K for the year ended September 30,
                  1998;

            (ii) Quarterly Report on Form 10-Q for the three months ended December 31,
                  1999;

            (iii) Quarterly Report on Form 10-Q for the three months ended
                  March 31, 1999; and

            (iv) Current Reports on Form 8-K dated March 22, March 30 and June 9, 1999.

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Company's Class A Common Stock, $.01 par value, contained in the Registration Statement on Form 8-A dated July 12, 1996.

      2. All reports subsequently filed by the Company, the Bank or the Bank United 401(k) Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      The Restated Certificate of Incorporation of the Company (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

      The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

      The Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision would accrue or arise prior to such amendment or repeal.

      Lewis S. Ranieri, Salvatore A. Ranieri, and Scott A. Shay, who are directors of the Company, may be entitled to indemnification from Hyperion Partners L.P. and Hyperion Ventures L.P., the former upstream affiliates of the Company. Such former upstream affiliates, at their sole discretion, may elect to indemnify other persons who serve as directors or officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION

      Not Applicable

ITEM 8.  EXHIBITS

4.1 Master Trust Agreement, dated July 1, 1991 between United Savings Association of Texas FSB and Fidelity Management Trust Company, as amended.

4.2   Bank United 401(k) Retirement Savings Plan.

5.1   Opinion of Jonathan K . Heffron, Esq., General Counsel.

5.2 In lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant undertakes that (i) its wholly-owned subsidiary, Bank United, will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner, and (ii) it has caused or will cause Bank United to make all changes required by the IRS in order to maintain the tax-qualified status of the Plan.

15.1  Letter of Deloitte & Touche LLP.

23.1  Consent of Deloitte & Touche LLP.

23.2 Consent of Jonathon K. Heffron (included in his opinion filed as Exhibit 5.1).

24.1 Powers of Attorney.

ITEM 9.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To submit the Plan and, from time to time any amendments thereto, to the IRS in a timely manner and to make all changes required by the IRS in order to continue to maintain the tax-qualified status of the Plan.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 25, 1999.

                                         BANK UNITED CORP.


                                         By: /s/ BARRY C. BURKHOLDER
                                                 Barry C. Burkholder, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                    TITLE                     DATE
          ---------                    -----                     ----
 /s/BARRY C. BURKHOLDER           President and Chief        June 25, 1999
    Barry C. Burkholder          Executive Officer and
                                      Director
                          (principal executive officer)

            *              Chief Financial Officer and       June 25, 1999
     Anthony J. Nocella             Director
                             (principal financial and
                               accounting officer)

            *                        Director                June 25, 1999
   Dr. Lawrence Chimerine

            *                        Director                June 25, 1999
     David M.  Golush

            *                        Director                June 25, 1999
   Paul M.  Horvitz, Ph.D.

            *                        Director                June 25, 1999
     Alan E.  Master

            *                        Director                June 25, 1999
    Lewis S.  Ranieri

            *                        Director                June 25, 1999
    Salvatore A.  Ranieri

            *                        Director                June 25, 1999
       Scott A. Shay

            *                        Director                June 25, 1999
     Patricia A.  Sloan

            *                        Director                June 25, 1999
     Michael S.  Stevens

            *
   Kenrick R.  Wilson III            Director                June 25, 1999


    /s/ BARRY C. BURKHOLDER
  *By:  Barry C. Burkholder
      Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on June 25, 1999.

                                          BANK UNITED
                                          401(K) RETIREMENT SAVINGS PLAN


                                          By: /s/ BARRY C. BURKHOLDER
                                                  Barry C. Burkholder
                                                  Authorized Representative